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                                                                    EXHIBIT 23-D

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Chrysler Corporation on Form S-3, of our report dated January 22, 1998, relating to the financial statements of Chrysler Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Detroit, Michigan
September 24, 1998